UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:
June 9, 2011
(Date of earliest event reported)

PG&E CORPORATION
(Exact Name of Registrant as specified in Charter)

California	1-12609	94-3234914
(State or other	(Commission File Number)	(IRS Employer
jurisdiction of incorporation)		Identification No.)

One Market, Spear Tower, Suite 2400, San Francisco, CA	94105
(Address of principal executive offices)	(Zip code)

415-267-7000
(Registrant’s Telephone Number, Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

PACIFIC GAS AND ELECTRIC COMPANY
(Exact Name of Registrant as specified in Charter)

California	1-2348	94-0742640
(State or other	(Commission File Number)	(IRS Employer
jurisdiction of incorporation)		Identification No.)

77 Beale Street, P. O. Box 770000, San Francisco, CA	94177
(Address of principal executive offices)	(Zip code)

(415) 973-7000
(Registrant’s Telephone Number, Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting Material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.   Other Events

Report of Independent Review Panel

On June 9, 2011, the independent review panel appointed by the California Public Utilities Commission (“CPUC”) to investigate the rupture of a natural gas pipeline owned and operated by Pacific Gas and Electric Company (“Utility”) on September 9, 2010 in San Bruno, California (the “San Bruno accident”) issued its report.  The CPUC appointed the panel to gather and review facts, make a technical assessment of the San Bruno accident and its root cause, and make recommendations for action by the Utility and the CPUC to ensure such an accident is not repeated.  (The full report is available on the CPUC’s website at www.cpuc.ca.gov.)  An investigation of the San Bruno accident is also being conducted by the National Transportation Safety Board (“NTSB”) which has primary jurisdiction to determine the root cause of the San Bruno accident.

The panel’s report concludes that “the explosion of the pipeline at San Bruno was a consequence of multiple weaknesses in PG&E’s management and oversight of the safety of its gas transmission system.”  The panel also found that the “CPUC did not have the resources to monitor PG&E’s performance in pipeline integrity management adequately or the organizational focus that would have elevated concerns about PG&E’s performance in a meaningful way.”

Among other findings, the panel found that the Utility’s natural gas pipeline integrity management program had several shortcomings and questioned whether the Utility embraced the spirit of the pipeline integrity regulations.   The panel concluded that improvements to the pipeline integrity management system “do not appear to have been given the priority, resources, recognition and rewards that would have led to greater progress.”  The panel also stated that excessive levels of management, the inconsistent presence of subject matter expertise in the management ranks, an elevated concern about the company’s image, an insular mindset, and overemphasis on financial performance, contributed to a dysfunctional company culture at the Utility.

The panel recommends that the Utility:

•	Undertake an immediate and thorough review of the integrity management threat assessment methodology and consider changes to the default assumptions and interactive and cumulative threat analysis.
•
Commission an independent operations and management audit of the gas transmission and gas distribution functions, including an organizational, staffing and skills assessment of the two distinct functions.

•
Establish a multi-year program that collects, corrects, digitizes and effectively manages all relevant design, construction and operating data for the gas transmission system and which leads to a multi-year capital program, based on sound risk criteria (i.e., a methodology that addresses the likelihoods of various possible failures given competing alternatives), which leads to either the retrofitting of existing pipelines to accommodate in-line inspection technology or to pipeline segment replacement.

•
Conduct a study of its SCADA (Supervisory Control and Data Acquisition) systems needs with the goals of improving: (1) the visibility of the transmission operations to system operators, (2) the ability of automation to sense line breaks, (3) the ability to model failure events; and (4) the capability to transmit schematic and real-time information to pipeline field personnel. When completed, establish a multi-year program to implement the results of the study.

•	Review and restructure all division, regional, and company emergency plans for consistency and ease of use.
•	Commence benchmarking of key natural gas transmission safety measures that are comparable to measures used by other operators in the natural gas industry.
•
Ensure all individuals in top management, who have direct responsibility for managing the operation of the natural gas system, have thorough knowledge of gas transmission and distribution operations, and those individuals also have the management experience and style to engage with all levels of the organization in a meaningful way.

•
Improve the risk management maturity of the organization by re-examining the entirety of the work done to date including review by the Board of Directors, of the framework of management programs, actions, monitoring, and compensation that should be in place to ensure meaningful progress in reducing the risk of a catastrophic failure of the natural gas system.

The Utility is reviewing the report's detailed findings and intends to take further action to improve the safety, quality and performance of its gas system.  PG&E Corporation and the Utility are unable to predict how the CPUC will use the findings and recommendations contained in the report or whether additional investigations or proceedings will be commenced.

CPUC’s Rulemaking Proceeding

At its meeting on June 9, 2011, the CPUC approved a decision in its rulemaking proceeding to develop and adopt safety-related changes to the CPUC’s regulation of natural gas transmission and distribution pipelines in California.  The decision requires that each California natural gas transmission pipeline operator develop an implementation plan to either pressure test or replace those pipeline segments that have never been pressure tested or that lack sufficient detail related to the performance of a test.  The CPUC recognizes that the implementation plans will span several years and involve significant costs.  The implementation plans are required to include:

•	A priority-ranked schedule for pressure testing based on risk assessment and maintaining service reliability,
•	Interim safety enhancement measures, such as increased patrols and leak surveys or pressure reductions,
•	Criteria on which pipeline segments were identified for replacement instead of pressure testing, and
•	Consideration for retrofitting pipeline to allow for in-line inspection tools and improved shut-off valves.

Each implementation plan must include specific capital and expense estimates and anticipated rate impacts.  In addition, the Utility’s plan must include a ratemaking proposal to allocate costs between ratepayers and shareholders.  The Utility has filed a request in the rulemaking proceeding for permission to establish a memorandum account to track costs for potential future rate recovery.  It is uncertain when the CPUC will rule on this request.  Costs that the Utility incurs before the memorandum account has been established may not be recoverable through rates.

The CPUC’s decision also directs the Utility to continue its efforts to determine the maximum allowable operating pressure (“MAOP”) of its pipelines based on pipeline features and notes that the Utility may use engineering-based assumptions for pipeline components where complete records are not available.  The results of the Utility’s MAOP analysis should be used to further reduce pressure as necessary pending replacement or testing of the pipeline.  The Utility is also directed to continue its efforts to conduct hydrostatic testing of 152 miles of pipeline by the end of 2011.  Estimated costs to perform these tasks in 2011 have been included in the Utility’s previously disclosed estimated range of incremental costs ($350 million to $550 million) that it expects to incur in 2011 related to its natural gas transmission business.

The implementation plans must be filed with the CPUC by August 26, 2011.  It is expected that the CPUC will hold hearings to consider the implementation plans.  After the NTSB issues its report, a prehearing conference will be held to determine the schedule for the remainder of the proceeding.

Criminal Investigation

On June 9, 2011, the Utility received notification that representatives from the U.S. Department of Justice, the California Attorney General’s Office, and the San Mateo County District Attorney’s Office, have formed a task force to investigate the San Bruno accident.  The Utility will cooperate fully with the members of the task force.   PG&E Corporation’s and the Utility’s financial condition, results of operations, and cash flows could be materially and adversely affected if criminal fines or penalties are imposed on the Utility.

CPUC’s Additional Investigations

On June 10, 2011, as recommended by the CPUC’s Consumer Protection and Safety Division (“CPSD”), the CPUC issued an order to investigate whether the Utility failed to comply with the CPUC’s November 9, 2009 decision granting the Utility’s request for a permit to construct (“PTC”) a substation when the Utility removed an almond tree orchard to prepare the site for construction.  The CPSD alleges that the Utility (1) failed to notify the CPUC’s Energy Division before the orchard removal began, (2) failed to utilize a qualified biologist expert to provide environmental awareness training to Utility employees and contractor personnel, and (3) sent completed biological surveys to environmental agencies 10 days before orchard removal began instead of the required minimum of 14 days.  The Utility believes it was not required to provide notice and that it complied with the environmental training requirements.  The Utility’s biological surveys documented that there were no protected species that could be harmed by the orchard removal. To the extent a technical violation occurred when the Utility began orchard removal 10 days, rather than 14 days, after it sent the completed biological surveys to environmental agencies, the Utility believes it was a minor violation.  If the CPUC determines that the Utility violated applicable requirements, the CPUC could impose penalties on the Utility of up to $20,000 per day, per violation.

The CPUC also issued an order on June 10, 2011 to determine whether the Utility should be penalized for failing to comply with the CPUC’s resource adequacy requirements (“RAR”) for March, April, and July 2010.  The RAR rules require load serving entities such as the Utility to demonstrate both (1) aggregate and system resource adequacy (acquisition of sufficient generation capacity to serve forecasted retail customer load, including a 15%-17% reserve margin), and (2) local resource adequacy (acquisition of sufficient generation capacity within defined, transmission-constrained areas) in their service areas.  The CPSD alleges that the Utility failed to comply with its RAR procurement obligations for the months in question and recommends that the Utility be fined $7,133,100 for these violations, as calculated in accordance with the RAR penalty provisions previously adopted by the CPUC.  The Utility is reviewing the allegations and will provide a response to the CPUC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

PG&E CORPORATION

Dated: June 13, 2011	By:	LINDA Y.H. CHENG
LINDA Y.H. CHENG Vice President, Corporate Governance and Corporate Secretary

PACIFIC GAS AND ELECTRIC COMPANY

Dated: June 13, 2011	By:	LINDA Y.H. CHENG
LINDA Y.H. CHENG Vice President, Corporate Governance and Corporate Secretary